Exhibit 4.2

CUSIP No. 316773CW8

ISIN: US316773CW88

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

BY ITS ACQUISITION AND HOLDING OF THIS NOTE, THE HOLDER HEREOF (OR ANY INTEREST THEREIN) SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT, AND IS NOT ACTING ON BEHALF OF, AND NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS NOTE CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT (ALSO A “PLAN”), OR (2) THE ACQUISITION AND HOLDING OF THIS NOTE WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

ADDITIONALLY, BY ITS ACQUISITION OF THIS NOTE IN THE INITIAL OFFERING, A HOLDER HEREOF THAT IS A PLAN (THE “PLAN FIDUCIARY”) SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED AT ALL TIMES (1) NEITHER FIFTH THIRD BANCORP, THE UNDERWRITERS, NOR ANY OF THEIR RESPECTIVE AFFILIATES (“TRANSACTION PARTIES”) HAS PROVIDED OR WILL PROVIDE IMPARTIAL INVESTMENT ADVICE OR GIVE ADVICE IN A FIDUCIARY CAPACITY WITH RESPECT TO THE PURCHASER OR TRANSFEREE’S DECISION TO ACQUIRE, HOLD, SELL, EXCHANGE, VOTE OR PROVIDE ANY CONSENT WITH RESPECT TO THE NOTES BY THE ERISA PLAN’S FIDUCIARY (WITHIN THE MEANING OF ERISA OR THE CODE), AND (2) THE DECISION TO INVEST IN THE NOTES HAS BEEN MADE AT THE RECOMMENDATION OR DIRECTION OF AN “INDEPENDENT FIDUCIARY” (“INDEPENDENT FIDUCIARY”) WITHIN THE MEANING OF U.S. CODE OF FEDERAL REGULATIONS 29 C.F.R. SECTION 2510.3-21(C)(1), AS AMENDED FROM TIME TO TIME (THE “FIDUCIARY RULE”), WHO (I) IS INDEPENDENT OF THE TRANSACTION PARTIES; (II) IS CAPABLE OF EVALUATING INVESTMENT RISKS INDEPENDENTLY, BOTH IN GENERAL AND WITH RESPECT TO PARTICULAR TRANSACTIONS AND

INVESTMENT STRATEGIES (WITHIN THE MEANING OF THE FIDUCIARY RULE) (INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO THE DECISION TO INVEST IN THE NOTES); (III) IS A FIDUCIARY (UNDER ERISA AND/OR SECTION 4975 OF THE CODE) WITH RESPECT TO THE PURCHASER OR TRANSFEREE’S INVESTMENT IN THE NOTES AND IS RESPONSIBLE FOR EXERCISING INDEPENDENT JUDGMENT IN EVALUATING THE INVESTMENT IN THE NOTES; (IV) IS EITHER (1) A BANK AS DEFINED IN SECTION 202 OF THE INVESTMENT ADVISERS ACT OF 1940 (THE “ADVISERS ACT”), OR SIMILAR INSTITUTION THAT IS REGULATED AND SUPERVISED AND SUBJECT TO PERIODIC EXAMINATION BY A STATE OR FEDERAL AGENCY; (2) AN INSURANCE CARRIER THAT IS QUALIFIED UNDER THE LAWS OF MORE THAN ONE STATE TO PERFORM THE SERVICES OF MANAGING, ACQUIRING OR DISPOSING OF ASSETS OF AN ERISA PLAN; (3) AN INVESTMENT ADVISER REGISTERED UNDER THE ADVISERS ACT, OR, IF NOT REGISTERED AS AN INVESTMENT ADVISER UNDER THE ADVISERS ACT BY REASON OF PARAGRAPH (1) OF SECTION 203A OF THE ADVISERS ACT, IS REGISTERED AS AN INVESTMENT ADVISER UNDER THE LAWS OF THE STATE (REFERRED TO IN SUCH PARAGRAPH (1)) IN WHICH IT MAINTAINS ITS PRINCIPAL OFFICE AND PLACE OF BUSINESS; (4) A BROKER-DEALER REGISTERED UNDER THE EXCHANGE ACT; OR (5) AN INDEPENDENT FIDUCIARY (NOT DESCRIBED IN CLAUSES (1), (2), (3), OR (4) ABOVE) THAT HOLDS OR HAS, AND AT ALL TIMES THAT THE ERISA PLAN IS INVESTED IN THIS NOTE WILL HAVE, TOTAL ASSETS OF AT LEAST U.S. $50,000,000 UNDER ITS MANAGEMENT OR CONTROL (PROVIDED THAT THIS CLAUSE (E) SHALL NOT BE SATISFIED IF THE PLAN FIDUCIARY IS EITHER (I) THE OWNER OR A RELATIVE OF THE OWNER OF AN INVESTING IRA OR (II) A PARTICIPANT OR BENEFICIARY, OR A RELATIVE OF EITHER, OF THE ERISA PLAN INVESTING IN THIS NOTES IN SUCH CAPACITY); AND (V) IS AWARE OF AND ACKNOWLEDGES THAT (I) NONE OF THE TRANSACTION PARTIES IS UNDERTAKING TO PROVIDE IMPARTIAL INVESTMENT ADVICE, OR TO GIVE ADVICE IN A FIDUCIARY CAPACITY, IN CONNECTION WITH THE PURCHASER’S OR TRANSFEREE’S INVESTMENT IN THE NOTES, AND (II) THE TRANSACTION PARTIES HAVE A FINANCIAL INTEREST IN THE PURCHASER’S OR TRANSFEREE’S INVESTMENT IN THE NOTES ON ACCOUNT OF THE FEES AND OTHER REMUNERATION THE TRANSACTION PARTIES OR THE PURCHASER OR TRANSFEREE OF THE NOTES EXPECTS TO RECEIVE IN CONNECTION WITH TRANSACTIONS CONTEMPLATED HEREUNDER. THE REPRESENTATIONS IN THIS PARAGRAPH ARE INTENDED TO COMPLY WITH THE U.S. DEPARTMENT OF LABOR’S REG. SECTIONS 29 C.F.R. 2510.3-21(A) AND (C)(1) AS PROMULGATED ON APRIL 8, 2016 (81 FED. REG. 20,997). IF THESE REGULATIONS ARE REVOKED, REPEALED OR NO LONGER EFFECTIVE, THE REPRESENTATIONS IN THIS PARAGRAPH SHALL BE DEEMED TO BE NO LONGER IN EFFECT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO FIFTH THIRD BANCORP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE

& CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FIFTH THIRD BANCORP

Floating Rate Senior Notes due 2021

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY, NOR IS IT AN OBLIGATION OF, OR GUARANTEED BY, A BANK.

FLR No. 1	$250,000,000

Fifth Third Bancorp, a corporation duly organized and existing under the laws of Ohio (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of Two Hundred Fifty Million Dollars ($250,000,000) on June 4, 2021 (the “Maturity Date”), and to pay interest thereon from June 5, 2018 (the “Original Issue Date”) or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on March 4, June 4, September 4 and December 4 in each year, commencing September 4, 2018, at the Floating Rate (as defined below) applicable to such interest payment, until the principal hereof is paid or made available for payment, provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of three-month LIBOR (as defined below) plus .47% (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. In no event shall this Security bear interest at a rate less than zero percent (0.0%) per annum. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth (15th) calendar day (whether or not a Business Day) next preceding such Interest Payment Date.

“Business Day” means any day that is not (1) a Saturday or Sunday, and that is not a day on which banking institutions in the City of New York are authorized or obligated by law, regulation or executive order to close or (2) a London Business Day.

“Business Day Convention” means if any Interest Payment Date (other than the Maturity Date or a redemption date, as applicable) is not a Business Day, then such Interest Payment Date will be postponed to the next succeeding Business Day, unless that Business Day is in the next succeeding calendar month, in which case the Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date or a redemption date, as applicable, is not a Business Day, the payment of principal and interest at the Maturity Date or a redemption date, as applicable, will not be made until the next succeeding Business Day with the same force and effect as if made on the Maturity Date or redemption date, as applicable, and no further interest will be paid in respect of the delay in such payment.

“Calculation Agent” means Wilmington Trust Company, or its successor appointed by the Company, acting as calculation agent.

“Designated LIBOR Page” means the display on Bloomberg Page BBAM1 (or any successor or substitute page of such service, or any successor to such service selected by the Company), for the purpose of displaying the London interbank rates for U.S. dollars.

“Floating Rate” means three-month LIBOR plus .47%.

“Interest Determination Date” means with respect to an Interest Reset Date, the second London Business Day preceding such Interest Reset Date.

“Interest Reset Date” means for each Interest Reset Period, the first day of such Interest Reset Period.

“Interest Reset Period” means each period from and including an Interest Payment Date (or, in the case of the first such period, the issue date of the floating rate notes) to but excluding the next succeeding Interest Payment Date, the Maturity Date or the redemption date, as the case may be.

“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“three-month LIBOR” means for any Interest Reset Period, the London interbank offered rate per annum determined by the Calculation Agent on the related Interest Determination Date, in accordance with the following provisions:

(i)    three-month LIBOR will be the rate for deposits in U.S. dollars having a maturity of three months which appears on the Designated LIBOR Page (or such other page as may replace the Designated LIBOR Page on that service for the purpose of displaying London interbank offered rates) as of 11:00 a.m., London time, on the related Interest Determination Date.

(ii)    If, on any such Interest Determination Date, no rate appears on the Designated LIBOR Page, except as provided in clause (iii) below, the Calculation Agent will request the principal London offices of four major reference banks (which may include any underwriters, agents or their affiliates) in the London interbank market selected by the Company for this purpose and whose names and contact information will be provided by the Company to the Calculation Agent to provide their respective offered quotation for deposits in U.S. dollars having a maturity of three months commencing on the second London Business Day immediately following such Interest Determination Date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount that is at least U.S. $1,000,000 as determined by the Company and provided to the Calculation Agent.

If at least two such quotations are provided, three-month LIBOR in respect of such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, three-month LIBOR in respect of such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in New York City, on that Interest Determination Date for loans made in U.S. dollars to leading European banks having a maturity of three months commencing on the second London Business Day immediately following such Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in New York City at such time by three major reference banks (which may include any underwriters, agents or their affiliates) in New York City. If fewer than three major reference banks in New York City so selected by the Company for this purpose and whose names and contact information will be provided by the Company to the Calculation Agent are quoting such rates as mentioned in the preceding sentence, three-month LIBOR with respect to such Interest Determination Date will be the same as three-month LIBOR in effect for the immediately preceding Interest Reset Period (or, if there was no preceding Interest Reset Period, the rate of interest will be the initial interest rate). Upon determination by the Calculation Agent of the three-month LIBOR in accordance with this clause (ii), the Calculation Agent will provide the three-month LIBOR rate to the Company in writing along with the Interest Reset Period for the three-month LIBOR rate that is effective.

(iii)    Notwithstanding clause (ii) above, if the Company or the Calculation Agent determines that three-month LIBOR has been permanently discontinued, the Company will determine whether to calculate the relevant interest rate using a substitute for three-month LIBOR (the “Alternative Rate”), which shall be the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with accepted market practice. As part of such substitution, the Company will make such adjustments (“Adjustments”) to the Alternative Rate or the spread thereon, as well as the business day convention, interest determination dates and related provisions and definitions, in each case that are consistent with accepted market practice for the use of such Alternative Rate for debt obligations such as the Notes. The Company shall provide such Alternative Rate to the Calculation Agent in writing, provided that if the Calculation Agent determines there is an industry-accepted substitute or successor base rate, the Calculation Agent will use that substitute or successor base rate as directed by the Company in writing. If a substitute or successor base rate has been determined in accordance with the foregoing, the Company in its sole discretion may determine what business day convention to use, the definition of “business day”, the dividend determination date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the LIBOR base rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate. If, however, the Calculation Agent determines that three-month LIBOR has been discontinued, but for any reason an Alternative Rate has not been determined, three-month LIBOR will be equal to such rate on the Interest Determination Date when three-month LIBOR was last available on the Designated LIBOR Page, as determined by the Calculation Agent.

(iv)    Unless otherwise specified, all percentages resulting from any calculation of the interest rate will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) will be rounded upward to 9.87655% (or .0987655)), and all U.S. dollar amounts used in or resulting from such calculation will be rounded to the nearest U.S. dollar (with one-half such dollar being rounded upward).

Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. The Company shall make, or cause the Paying Agent to make, all payments of principal and interest on Global Notes in immediately available funds to the Depositary or its nominee, in accordance with Applicable Procedures.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Date: June 5, 2018	FIFTH THIRD BANCORP

By:
Tayfun Tuzun
Executive Vice President and Chief Financial Officer

Attest:

By:
Name:	H. Samuel Lind
Title:	Senior Vice President, Associate General Counsel and Assistant Secretary

[Signature Page to Floating Rate Note]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the Indenture referred to hereinafter.

Dated:	WILMINGTON TRUST COMPANY, as Trustee

By:
Authorized Officer

[Reverse of Security]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities” or “Notes”), issued and to be issued in one or more series under an Indenture, dated as of April 30, 2008 (herein called the “Base Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and Wilmington Trust Company, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture) as supplemented by a Seventh Supplemental Indenture, dated as of June 5, 2018, between the Company and the Trustee (herein called the “Seventh Supplemental Indenture” and together with the Base Indenture, the “Indenture”), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof. The Company may, without notice to or the consent of any Holder, issue additional Securities having the same ranking, interest rate, maturity and other terms as the Securities of this series except for the issue date, the issue price and the initial Interest Payment Date, provided that if such additional Securities are not fungible with this Security for U.S. federal income tax purposes, such additional Securities will be issued with a separate CUSIP number. Any such additional Securities may be considered to be part of this series of Securities. The Company may, without notice to or the consent of any Holder, issue or incur Senior Indebtedness.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable (or will automatically become due and payable, without declaration or any other action on the part of the Trustee or any Holder) in the manner and with the effect provided in the Indenture.

On or after the date that is 30 days prior to the Maturity Date, the Company may redeem this Security, at any time, in whole or in part, at the Company’s option at a redemption price equal to 100% of the principal amount of this Security, plus accrued and unpaid interest to, but not including, the redemption date established pursuant to the terms of the Seventh Supplemental Indenture. Installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holder of this Security, or one more Predecessor Securities, of record at the close of business on the relevant Record Date, all as provided in the Indenture.

Notice of redemption will be given by first class mail to Holders of Securities, not less than 10 nor more than 60 days prior to the redemption date, all as provided in the Seventh Supplemental Indenture.

This Security may be redeemed in part only in minimum denominations of $2,000 or any integral multiples of $1,000 in excess thereof. In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security. Notwithstanding the foregoing, without the consent of any Holder of Securities, the Company and the Trustee may amend or supplement the Indenture or the Securities to conform to the terms of the Indenture and the Securities to the description of the Securities in the prospectus supplement dated June 1, 2018 relating to the offering of the Securities.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 or any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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